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                                                                EXHIBIT 3(i)(c)

        FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA         CERTIFICATE OF AMENDMENT

     APR 15  1996       OF THE ARTICLES OF INCORPORATION

                                       OF
  DEAN HELLER SECRETARY
       OF STATE          UNIVERSAL MEDICAL SYSTEMS, INC.
   /s/ Dean Heller
     No. 259-87

       Pursuant to Nevada Revised Statutes Sections 78.385 and 78.390, the undersigned, Myron A. Baker and Dennis D. Cole, President and Secretary respectively of Universal Medical Systems, Inc., do hereby certify:

       1. The name of the corporation is Universal Medical Systems, Inc. (the "Corporation").

       2. The Articles of Incorporation for the Corporation were filed with the Secretary of State of the State of Nevada on January 14, 1987.

       3. The following amendment of the Articles of Incorporation was adopted by the directors and shareholders of the Corporation on February 2, 1996, in the manner prescribed by Section 78.390 of the Nevada Revised Statutes.

       4. The number of shares of the corporation outstanding at the time of adoption was 5,171,146; and the number of shares entitled to vote on the amendment was 5,171,146.

       5. The designation and number of outstanding shares of each class entitled to vote on the amendment as a class were as follows:

                  Class                 Number of Shares
                  -----                 ----------------

                  Common                    5,171,146

       6. The number of shares voted for, or consenting to, the amendment was 3,497,582; and the number of shares voted against the amendment was zero
(0). The amendment was approved and adopted by the affirmative vote, or written consent, of 67.64% of all issued and outstanding shares of stock of the Corporation.

       7.     Amendment of the Articles of Incorporation of the Corporation:
Paragraph FOURTH of the Articles of Incorporation is hereby amended to read as follows:

              "FOURTH. The total number of shares of all classes of stock which this corporation is authorized to issue is as follows:

                    A. This corporation is authorized to issue Twenty-Five Million (25,000,000) shares of Common Stock of a par value of $.001 (one mil) each; and


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                    B.  This corporation is authorized to issue Ten Million
(10,000,000) shares of Preferred Stock of a par value of $.0001 (one/tenth mil) each.

                    C. The board of directors of this corporation is authorized to prescribe, fix or alter the classes, series, designations preferences, voting powers, limitations, restrictions and relative rights of each class or series of stock of the corporation."

       8. This Amendment to the articles of incorporation of Universal Medical Systems, Inc was authorized by the unanimous vote of the board of directors followed by the affirmative vote, or written consent, of a majority of holders of the issued and outstanding shares entitled to vote thereon.

       IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 22nd day of January, 1996.

                              /s/ Myron A. Baker
                              -------------------------------
                                  Myron A. Baker
                                  Chairman, CEO and President

                              /s/ Dennis D. Cole
                              -------------------------------
                                  Dennis D. Cole
                                  Vice President and Secretary

STATE OF FLORIDA   )
                   ) ss:
COUNTY OF PINELLAS )

       The foregoing instrument was acknowledged before me this 22nd day of January, 1996, by Myron A. Baker and Dennis D. Cole, President and Secretary respectively of Universal Medical Systems, Inc., a Nevada corporation, who are personally known to to and who did not take an oath.

                              /s/ Emily A. Baber
                              ---------------------------
                                     Notary Public

                              Printed, typed or stamped name: /s/ Emily A. Baber

My commission expires:  [NOTARY SEAL]  Emily A. Baber
                                       My Commission CC303871
                                       Expires Aug. 01, 1997
                                       Bonded by ANB
                                       800-852-5878